SECURITIES AND EXCHANGE COMMISSION

                             450 Fifth Street, N.W.
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 28, 1997


                              Intercell Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



    Colorado                      0-14306                   84-0928627
  --------------               ------------             -------------------
    (State of                  (Commission                (IRS Employer
  incorporation)               File Number)             Identification No.)


                       370 Seventeenth Street, Suite 3290
                             Denver, Colorado 80202
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 592-7753

 999 West Hastings Street, Suite 750 Vancouver, British Columbia, Canada V6C 2W2
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Change Since Last Report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          At a meeting of the Board of Directors (the "Board") of Intercell Corporation (the "Company") held on May 28, 1997, the Board authorized the Company's executive officers to acquire control of Sigma 7 Corporation, a Delaware corporation ("Sigma 7"). The Company closed the acquisition on June 6, 1997. Sigma 7 conducts its business operations at facilities located in San Diego, California, through its wholly owned subsidiary BMI Acquisition Group, Inc. ("BMI"). BMI currently utilizes its proprietary patch technology to produce fully-functional memory modules. BMI buys memory chips from major chip manufacturers, tests the chips, and mounts them on boards to make memory modules for use in work stations and personal computers. BMI has developed and uses proprietary testing software and a proprietary patch technology that allows it to use defective memory chips ("partial memories") to make fully functional memory modules by bypassing and replacing the flawed portion of the chips with small chips on the memory board. BMI purchases packaged part fails and wafer rejected die from semiconductor memory manufacturers and suppliers, for use in its proprietary patch process. This proprietary patch process permits semiconductor manufacturers to recover and receive value for all the parts manufactured which otherwise would be (as has been historically true in the past) disposed of at a loss to the manufacturer or sold at discounted prices, without risking any exposure to the manufacturer for the utilization of this product. The patch technology is the subject of a provisional patent application filed with the U.S. Patent and Trademark Office. The Company currently is preparing an additional provisional patent application to protect improvements and refinements of the proprietary patch technology.

          Pursuant  to  the   transaction,  the   Company   acquired   4,500,000
          shares of Sigma 7's common stock in exchange for the payment of $550,000 for the shares and for providing approximately $1,985,419.80 in additional financing, consisting primarily of secured loans and standby letters of credit. The funds were used for inventory purchases, standby letters of credit to a major memory manufacturer, payment of obligations, the settlement of litigation, working capital and the redemption of preferred stock from two individuals holding such preferred stock. As a result of the transaction, the Company owns approximately 90% of the 5,000,000 issued and outstanding common shares of Sigma 7. In addition, the Company may issue 2,500 shares of a new class of its preferred stock at $1,000 per share (the "Preferred Series"), to the holders of certain preferred shares of BMI, to eliminate such preferred shares of BMI. The Preferred Series would, if issued, contain terms and conditions similar to the preferred shares of BMI which they replace which management of the Company considers favorable to the Company.

          The Company appointed Charles E. Bauer, Alan M. Smith, Paul H. Metzinger, Charles Peddle, A.B. Goel and Jim Farooquee to the Board of Directors of Sigma 7. In addition, Charles E. Bauer was appointed Chief Executive Officer, Charles Peddle, President, Alan M. Smith, Chief Financial Officer and Jim Farooquee, Vice President of Marketing and Sales.

          Mr. Charles Peddle was reconfirmed as President of BMI Acquisition Group, Inc.

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
ITEM 5.   OTHER EVENTS

          At the May 28, 1997 Board meeting and in subsequent action taken by unanimous written consent on May 30, 1997, the Board also approved the following transactions and matters:

          1. Gordon J. Sales resigned as Chairman of the Board, President and Chief Executive Officer of the Company effective May 28, 1997.

          2. Terry W. Neild resigned as a director and Executive Vice President of the Company effective May 28, 1997.

          3. Theodore A. Waibel, a director of the Company, was appointed Chairman of the Board effective May 28, 1997.

          4. Paul H. Metzinger, previously the Company's general counsel, was appointed to the Board and elected as President and Chief Executive Officer of the Company effective May 28, 1997.

          5. Charles E. Bauer, a director of the Company, was appointed Chief Operating Officer effective May 28, 1997.

          6. On May 30, 1997, the disinterested directors of the Board, upon receipt of a fairness opinion from William Scott & Company, LLC ("William Scott"), an independent investment banking company, unanimously approved the material terms of a proposed transaction relating to the sale of the Company's wholly-owned subsidiaries, Intercell Wireless Corp. and Cellular Magnetics, Inc., to Terry
               W. Neild and certain other non-affiliated third parties (the "Neild Group"). At the time this transaction was proposed, Mr. Neild was an officer and director of the Company.

               Under the terms of the proposed transaction, the Neild Group will cause Intercell Technologies Corporation ("ITC"), a Colorado corporation, which the Neild Group acquired for purposes of the transaction and controls, to: (i) issue to the Company one share of common stock of ITC for every five shares of the Company's no par value common stock ("Common Stock") issued and outstanding on the date of closing of the proposed transaction (the "Closing Date"); (ii) register within one year of the Closing Date the shares of ITC delivered to the Company for distribution to the Company's stockholders; (iii) return 1,100,000 shares of Common Stock currently held by the Neild Group to the Company as treasury shares; (iv) execute and deliver a $2,200,000 ITC corporate promissory note bearing interest at 10% per annum; (v) provide the Company with a 10% royalty on future revenues earned on the antenna technology with a cap of $5,000,000 on total royalties; (vi) issue warrants to the Company to purchase 500,000 shares of ITC at $2 per share and an additional 500,000 shares of ITC at $3 per share, with all warrants having a term of three

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

               years from the Closing Date and containing standard registration rights; (vii) execute a secured promissory note, dated as of the Closing Date, in the principal amount of $375,000 and bearing interest at the rate of 10% per annum, payable by ITC to the Company on November 30, 1997; (viii) enter into a sublease with the Company, dated as of the Closing Date, providing for ITC, as the sublessee to sublease the premises located in Scottsdale, Arizona, presently occupied by the Company for the balance of the rental term and upon the same terms and conditions as currently paid by the Company; and (ix) enter into agreements assuming full liability for all operating expenses associated with such entities, including all related personnel and compensation expenses.

               Pursuant to the proposed transaction, the Company has agreed to: (i) assign its entire ownership interest in Intercell Wireless Corp. and Cellular Magnetics, Inc. and the related antenna technology to ITC; (ii) make a $300,000 loan to ITC, payable on or before November 30, 1997 and secured by certain assets of ITC; (iii) assign to ITC the Company's entire right, title and interest in and to the patent application relating to the cellular antenna technology; (iv) pay all sums due and payable pursuant to the employment and consulting agreements between the Company and Terry W. Neild and Lou Ross through June 30, 1997, without any termination or penalty payments, upon which date such employment agreements and consulting agreements will be terminated; (v) pay legal fees in the approximate amount of $28,000 incurred by Mr. Lou Ross relating to his defense of the American Microcell Litigation which was settled; (vi) confirm that the existing stock options, with respect to the Common Stock, held by Terry W. Neild and Lou Ross remain in full force and effect; and (vii) execute and deliver a bill of sale dated as of the Closing Date, providing for the sale of all of the office furniture and equipment presently located on the premises of the offices of the Company in Scottsdale, Arizona for an aggregate sale price in the amount of $75,000, which is included in the Promissory Note of $375,000 from ITC payable to the Company on November 30, 1997.

               The Common Stock of ITC is currently traded on the NASDAQ Bulletin Board under its former name and the symbol EPDK. The stock price is currently $0.55 bid and no offering price.

          7. The Board's decision to sell the Company's rights, title and interest in Intercell Wireless Corp. and Cellular Magnetics, Inc. was, in part, the result of an independent evaluation of the Company's activities conducted by William Scott. The sale of Intercell Wireless Corp. and Cellular Magnetics, Inc. are subject to the execution of definitive agreements and the completion of due diligence. Therefore, the Company can provide no assurances that such transaction will be completed or that such transaction will have a positive effect on the Company's operations.

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
ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          A.   Financial Statements of Business Acquired.

               Financial Statements of Sigma 7 and its subsidiaries will be provided within the time period specified by the rules relating to filing reports on a Current Report on Form 8-K, by amendment, if required.

          C.   Exhibit.

               2.01 Stock Sale and Purchase Agreement dated June 6, 1997 between
                    Intercell Corporation and Sigma 7 Corporation.

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

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     INTERCELL CORPORATION



Date:  June 9, 1997                  By:  /s/ Paul H. Metzinger
                                         ---------------------------------------
                                         Paul H. Metzinger,  President and Chief
                                         Executive Officer

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